Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com
FOR IMMEDIATE RELEASE
ASTROTECH REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2011
•	GAAP results: net loss of $1.8 million, or $(0.10) per diluted share, for the quarter ended June 30, 2011 and net loss of $5.0 million, or $(0.28) per diluted share, for the year ended June 30, 2011

•	EBITDA loss of $1.4 million for the quarter ended June 30, 2011 and $3.5 million for the year ended June 30, 2011

•	GAAP cash flow of $6.9 million the year ended June 30, 2011 resulting in $15.0 million in cash and cash equivalents at June 30, 2011

•	Astrotech Space Operations (“ASO”), supported the processing of six missions with successful launches in fiscal year ended June 30, 2011

•	Astrotech works to reduce controllable costs, lowering SG&A $3.8 million versus fiscal year 2010, allowing for investment in the ASO core business and growth initiatives at Spacetech
Austin, Texas, September 20, 2011 — Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced financial results for its fourth quarter and fiscal year ended June 30, 2011.
“Fiscal year 2011 has been a difficult year for Astrotech as we have endured a slower launch schedule than in recent years,” said Thomas B. Pickens III, Chairman and CEO of Astrotech. “We continue to identify ways to control costs and I am pleased that we were able to reduce SG&A by $3.8 million for fiscal year 2011. While we experience business cyclicality, Astrotech is committed to finding additional sources of revenue, such as the recent contract for ground support equipment. In regards to fiscal year 2012, we anticipate an increase in revenue versus fiscal year 2011, but gross margin will be squeezed by a mix shift from the payload processing business to the design and fabrication of the ground support equipment.”
Fourth Quarter Results
The Company posted a fourth quarter fiscal year 2011 net loss of $1.8 million, or $(0.10) per diluted share on revenue of $4.5 million compared with a fourth quarter fiscal year 2010 net loss of $1.6 million, or $(0.10) per diluted share on revenue of $5.5 million.
Fiscal Year Results
Astrotech’s net loss for the fiscal year ended June 30, 2011 was $5.0 million, or $(0.28) per diluted share on revenue of $20.1 million compared to net income of $0.3 million, or $0.01 per diluted share on revenue of $28.0 million for the prior fiscal year.
Update of Ongoing Operations
During the fourth quarter ASO provided support for several missions in process at our facilities in Florida and California. Additionally, ASO was awarded a $16.2 million contract to fabricate, install, and test Ground Support Equipment (GSE) for the U.S. government. Under a firm fixed-price contract, fabrication began in the fourth quarter with delivery targeted for the first quarter of fiscal year 2013. This contract highlights ASO’s extensive experience in designing, building, and operating spacecraft processing equipment and facilities.
The Company continues the advancement of 1st Detect’s Miniature Chemical Detector product development; a product that we expect to revolutionize the chemical detection market by delivering lab performance mass spectrometry in a small, easily portable package. During the fourth quarter, the United States Patent and Trademark Office (USPTO) issued a key patent to 1st Detect for the company’s unique method to drive a mass spectrometer ion trap used for chemical detection and identification.

Astrogenetix continued maximizing flight opportunities in fiscal year 2011 in the process of developing products from microgravity discoveries with a focus on vaccines for Salmonella and Methicillin-resistant Staphylococcus aureus (MRSA). Astrogenetix completed its twelfth microgravity research mission on NASA’s STS-134 in the fourth quarter of fiscal 2011. The mission was Space Shuttle Endeavour’s final mission.

The Company’s 18-month rolling backlog, which includes contractual backlog and scheduled but uncommitted missions, was $35.2 million at June 30, 2011. The majority of the backlog is for ASO pre-launch satellite processing services, which include hardware launch preparation; advanced planning; use of unique satellite preparation facilities; and spacecraft checkout, encapsulation, fueling, transport, and command and control through launch.
Financial Position and Liquidity
Working capital was $5.0 million as of June 30, 2011, which included $15.0 million in cash and $2.4 million of accounts receivable.
About Astrotech Corporation
Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our ASO business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough Miniature Chemical Detector, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.
This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, the ability to expand ASO, the availability of capital for reinvestment in growth initiatives, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.
FOR MORE INFORMATION:
Scott Haywood
Corporate Marketing and Communications
Astrotech Corporation
512.485.9520
shaywood@astrotechcorp.com
Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months		Twelve Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Revenue	$4,482	$5,490	$20,149	$27,979
Costs of revenue	3,602	3,896	13,668	12,858

Gross profit	880	1,594	6,481	15,121

Operating expenses:
Selling, general and administrative	2,035	2,655	8,402	12,170
Research and development	872	679	3,834	2,798

Total operating expenses	2,907	3,334	12,236	14,968

Income (loss) from operations	(2,027)	(1,740)	(5,755)	153
Interest and other expense, net	(71)	(93)	(279)	(459)

Loss before income taxes	(2,098)	(1,833)	(6,034)	(306)
Income tax benefit (expense)	69	—	53	(22)

Net loss	(2,029)	(1,833)	(5,981)	(328)
Less: Net loss attributable to noncontrolling interest*	(217)	(262)	(998)	(588)

Net income (loss) attributable to Astrotech Corporation	$(1,812)	$(1,571)	$(4,983)	$260

Net income (loss) per share, basic	$(0.10)	$(0.09)	$(0.28)	$0.02
Net income (loss) per share, diluted	$(0.10)	$(0.10)	$(0.28)	$0.01
*Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the June 30, 2011 10-K filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 30,
	2011	2010
Assets
Cash and cash equivalents	$14,994	$8,085
Accounts receivable, net	2,429	5,676
Prepaid expenses and other current assets	963	528
Short term note receivable	—	675

Total current assets	18,386	14,964

Property, plant, and equipment, net	38,418	39,920
Long term note receivable	675	—
Other assets, net	141	19

Total assets	$57,620	$54,903

Liabilities and Stockholders’ Equity
Current liabilities	$13,366	$12,341
Long-term liabilities	6,696	350
Stockholders’ equity	37,558	42,212

Total liabilities and stockholders’ equity	$57,620	$54,903

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Measures
(In thousands)
Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months		Twelve Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
EBITDA	$(1,431)	$(1,206)	$(3,485)	$2,288

Depreciation & amortization	610	534	2,315	2,135
Interest and other expense, net	57	93	234	459
Income tax expense (benefit)	(69)	—	(53)	22

Net loss	(2,029)	(1,833)	(5,981)	(328)
Net loss attributable to noncontrolling interest	(217)	(262)	(998)	(588)

Net income (loss) attributable to Astrotech Corporation	$(1,812)	$(1,571)	$(4,983)	$260

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.
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